Exhibit 99.1

Contacts:

Matt Nichols (media), 425-415-6657
Brian Heagler (investors), 425-415-6794

Microvision names Willey President, Consumer Solutions

Move follows company’s announcement of breakthrough design for High Definition wearable display

Bothell, WA. July 7, 2005 – Microvision, Inc. (NASDAQ: MVIS), the world leader in the development of scanned beam displays and imaging products, announced today that it has named Steve Willey as President, Consumer Solutions. The move, along with the appointment of Alex Tokman as President and Chief Operating Officer, is part of Microvision’s effort to strengthen its management team and sharpen its focus on high volume consumer products markets.

“Consumer solutions addresses multiple, very large market opportunities,” said Microvision CEO Rick Rutkowski. “A wide range of consumer electronics products continue to be limited by displays that are too small to deliver a compelling entertainment experience or to support full function computing. Existing display technologies don’t give users the rich, immersive experience that our unique and proprietary technology is designed to deliver. Given the intense activity in the consumer electronics market surrounding electronic games, digital cameras and camcorders, and portable media devices and in light of our recent technological advancements, we feel that this is the right time to emphasize our efforts in this area.”

“There is a real need for significantly better displays in the consumer market,” said Willey. “In March, we announced a novel display system design that would use an array of low-cost LEDs combined with a very simple optical system to enable an HDTV (720 X1080) resolution wearable display that could provide for the first time a large screen viewing experience - similar to sitting in a movie theatre - in a compact, lightweight and affordable package.”

According to Willey, wearable display systems with comparable performance today typically weigh several pounds and cost upwards of $25,000. While more affordable systems are available, they typically provide only a fraction of the resolution and field of view achievable with Microvision’s new design.

“This design is absolutely unique,” offered Rutkowski, “and it overcomes a fundamental optical design limitation that exists for systems that use any kind of miniature display panel. When you combine the effect of this “ultra-wide” field of view with HD resolution and add stereoscopic 3D into the mix with the rich vibrant colors and exceptional contrast values, typical of our scanned beam displays, we believe the effect will be stunning.”

“You can imagine, the potential such a product could have,” Willey added, “across consumer electronics applications including electronic games, portable media players and mobile communications devices. We’re seeing strong interest and we expect to see more as we formally introduce this breakthrough to the market. I’m both excited and extremely gratified to be leading this effort.”

About Microvision: www.microvision.com

Headquartered in Bothell, Washington, Microvision, Inc. is the world leader in the development of high-resolution displays and imaging systems based on the company’s proprietary silicon micro-mirror technology. The company’s technology has applications in a broad range of military, medical, industrial, professional and consumer products.

Microvision and its scanned beam display technology have been recognized by IEEE Spectrum Magazine as one of “10 tech companies for the next 10 years.”

Forward Looking Statement

Certain statements contained in this release, including those relating product applications, product performance, market opportunities and those which use words such as “believe” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other risk factors identified from time to time in the company’s SEC reports, including in its Annual Report on 10-K for the year ended December 31, 2004, and its Quarterly Reports on Form 10-Q.

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